UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

PREMIER BIOMEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Premier Biomedical, Inc.

P.O. Box 25

Jackson Center, Pennsylvania 16133

[•], 2018

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 29, 2018

TO OUR SHAREHOLDERS:

You are cordially invited to attend a Special Meeting of the Shareholders of Premier Biomedical, Inc. (the “Company”) to be held on May 29, 2018, at 1:00 PM, Mountain Time, at the offices of the Company’s legal counsel Clyde Snow & Sessions, P.C., 201 S. Main Street, Suite 1300, Salt Lake City, UT 84111, to consider and act upon the following proposals, as described in the accompanying Proxy Statement:

1.	An amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-250.

We are proposing this action in order to reorganize our capital structure to be more attractive to current and potential investors. This action is more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 25, 2018, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 29, 2018:

This proxy statement is available at: www.premierbiomedical.com/investors/

On or about May 8, 2018, we will mail our shareholders a notice containing instructions on how to access the proxy statement and how to submit your proxy to the Company.

Each shareholder, even if he or she plans to attend the meeting, is requested to submit his or her proxy to the Company as soon as possible. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

/s/ William Hartman
William Hartman
Chief Executive Officer

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND A SPECIAL SHAREHOLDER’S MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE ENTITLED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AT THE ADDRESS PROVIDED THEREON. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY AT THAT TIME.

PREMIER BIOMEDICAL, INC.

P.O. BOX 25

JACKSON CENTER, PENNSYLVANIA 16133

------------------------------

PROXY STATEMENT

------------------------------

GENERAL INFORMATION

Solicitation, Voting and Revocability of Proxies

The enclosed Proxy is solicited by the Board of Directors of Premier Biomedical, Inc. (the “Company” or “Premier Biomedical”) for use in connection with a Special Meeting of Shareholders to be held at the offices of the Company’s legal counsel Clyde Snow & Sessions, P.C., 201 S. Main Street, Suite 1300, Salt Lake City, UT 84111, on Tuesday, May 29, 2018 at 1:00 PM Mountain Time, and at any and all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders.

The persons named as proxies were designated by the Board of Directors (the “Board”) and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a later Proxy or by giving notice of revocation in writing prior to, or at, the meeting, or by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of the Proxy. All Proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR each of the items on the agenda.

Officers of the Company or their designees will tabulate votes cast at the meeting. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter. Although abstentions and broker non-votes are not counted either “FOR” or “AGAINST” any proposals, if the number of abstentions or broker non-votes results in the votes “FOR” a proposal not equaling at least a majority of the votes required for the proposal, the proposal will not be approved. This will be the case even though the number of votes “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

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No other matters other than those set forth herein may be presented at the meeting.

Notice of this Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about May 8, 2018. The entire cost of the solicitation of Proxies will be borne by the Company. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit Proxies personally or by telephone or facsimile. Officers and employees soliciting proxies will not receive any additional compensation for their services. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in forwarding solicitation material to beneficial owners of shares held of record by such brokers or nominees.

We will only deliver one proxy statement to multiple shareholders that share one address unless we have received prior instructions to the contrary from one or more of such shareholders. Upon written or verbal request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy statements to any shareholders at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy statements to any shareholder or holders sharing an address to which multiple copies are now delivered. Any such requests in writing should be directed to our principal executive offices at the following address:

Premier Biomedical, Inc.

P.O. Box 25

Jackson Center, Pennsylvania 16133

(724) 633-7033

Dissenter’s Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ rights with respect to any matter to be acted upon, and the Company will not independently provide shareholders with any such right.

Outstanding Shares and Voting Rights

The Company has two classes of equity securities currently outstanding which are entitled to vote at the meeting, namely, its Common Stock and Series A Convertible Preferred Stock. The proposal must be approved by a majority of the votes held by holders of the Company’s equity securities present or represented and entitled to vote at the meeting. The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on April 25, 2018 (the “Record Date”).

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Common Stock

Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. As of the Record Date, we had 747,306,550 issued and outstanding shares of Common Stock. We are authorized to issue up to 1,000,000,000 shares of Common Stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, 2,000,000 shares of which have been designated as Series A Convertible Preferred Stock (the “Preferred Stock”). As of the Record Date, all 2,000,000 authorized shares were issued and outstanding. Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Company are entitled or required to vote. No other class or series of preferred stock has been authorized.

Therefore, the aggregate of the votes of all of our Preferred Stock is 200,000,000, or 21.1% of all votes when combined with the shares held by the holders of common stock.

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3

PROPOSAL ONE

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

General

On April 19, 2018, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the Shareholders for approval, the prospective amendment to the Eighth Article of the Company’s Articles of Incorporation, a copy of which is attached hereto as Exhibit A (the ”Reverse Split Amendment”), to effect a reverse split of the Company’s outstanding Common Stock at a ratio of 1 share for every 250 shares.

Reasons for the Reverse Split

On March 1, 2018, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and certain investors (the “Selling Shareholders”) to sell Convertible Promissory Notes (each a “Note” and collectively, the “Notes”). Pursuant to the Purchase Agreement, the Selling Shareholders will pay an aggregate of $300,000 for the Notes in three tranches or closings.

The Selling Shareholders purchased Notes at the signing of the Purchase Agreement for an aggregate amount of $60,000. The Selling Shareholders bought additional Notes for an aggregate of $60,000 upon our filing a registration statement to cover the Selling Shareholders’ shares of common stock issuable upon conversion of the Notes. Within five trading days of the registration statement being declared effective, the Selling Shareholders will buy additional Notes for an aggregate of $180,000.

The Notes also require that we reserve and keep available out of our authorized and unissued common stock 300% of the required minimum number of shares needed for issuance upon conversion of the Notes and payment of interest on the Notes. Based on historical prices as of the closing of the market on April 26, 2018, the Notes, issued or to be issued pursuant to the Purchase Agreement (aggregate face value of $300,000), would have been convertible into approximately 357,142,858 shares of our common stock (based solely on the face value of the Notes and excluding any interest accrued thereon which would require more shares), requiring a reserve of approximately 1,071,428,500. Depending on our stock price, this number may increase or decrease.

We do not have enough authorized common stock to reserve the full amount required by the Notes nor may we issue additional shares of common stock in other financings until we have reserved the number of shares the Notes require. Therefore, our Board of Directors believes that the Reverse Split is in our best interest because it will increase the number of authorized but unissued shares, allowing us to reserve the number of shares required by the Notes and making it possible to seek out additional financing when needed. Currently, we have no plans or agreements to issue shares of common stock other than what will be required upon conversion of the Notes.

Facilitating the necessary reserves is not the only reason for the reverse split, however. In addition, our Board of Directors believes that the Reverse Split is in our best interest because it may increase the bid price of our Common Stock and facilitate our ability to attract investment. Our common stock was quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “BIEI.” Our stock traded there from February 23, 2012 to December 26, 2017. Our common stock is now quoted on the OTC Pink tier of the marketplace maintained by OTC Markets Group, Inc. The OTCQB requires that companies maintain a stock price of at least $0.01 to remain eligible for quotation on the OTCQB. Because we are currently under this threshold, we are no longer eligible for quotation on the OTCQB. The Reverse Split will help us to maintain a bid price above $0.01 per share so we can again become eligible for quotation on the OTCQB.

Our Board of Directors believes that conducting the Reverse Split may increase our ability to attract investment, as our Board of Directors also believes that we need to seek additional financing to fund our business plan and that the Reverse Split is a necessary pre-requisite to conducting financings. Currently, we have issued and outstanding convertible notes that require reserves of authorized shares for conversion of the notes. We have reserved the remainder of our authorized, unissued common stock for conversion of these notes. Without the reverse split, we will not be able to raise money through the issuance of equity or convertible debt securities.

Our Board of Directors also believes that the current price of our Common Stock impairs an efficient market in our Common Stock. This is due to several factors that impact lower priced stocks, including (1) a reluctance among certain institutions and investors to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

There can be no assurance that if we effect the Reverse Split we will successfully complete a financing.

4

Effect on Common Stock

Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our Common Stock and, while the Board of Directors believes that the Reverse Split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock. In addition, an increase in the per share price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of our Common Stock from 747,306,550 to approximately 2,989,230 (based on a 1-for-250 ratio). The par value of our Common Stock will remain $0.00001 per share and the number of shares of Common Stock authorized to be issued will remain at 1,000,000,000 shares. The Reverse Split will not reduce or affect our authorized or outstanding shares of Preferred Stock.

The following table sets forth the effects of the Reverse Split on our outstanding and authorized capital at a ratio of 1-for-250:

	Outstanding Common Stock		Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock	Authorized and Unissued Common Stock
Current	747,306,550		2,000,000	1,000,000,000	10,000,000	1,010,000,000	252,693,450
After Split	2,989,230	(1)	2,000,000	1,000,000,000	10,000,000	1,010,000,000	997,010,770	(1)

_________

(1) Approximately.

In addition, (i) proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise as would have been required immediately preceding the Reverse Split, and (ii) the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into our Common Stock will be reduced proportionately based on the Reverse Split ratio.

The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any Common Stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares as discussed below. Our outstanding options, warrants and convertible notes contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in the Company and that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The current number of holders of record of our Common Stock is approximately 134, not including the number of shareholders who hold their shares in brokerage accounts (“street name”) which is unknown. Following the Reverse Split, the number of our shareholders of record will remain the same, as any of our shareholders with less than one share will be rounded up in the exchange to one share.

5

Although the Reverse Split may increase the per share market price of our Common Stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of our Common Stock or that the factors discussed above that we believe impair an efficient market in our Common Stock will be alleviated.

Shareholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares. The per share market price of our Common Stock may also change as a result of other unrelated factors, including the performance of our business, general market conditions and other factors related to our business.

Effect on Preferred Stock and Change in Control

The conversion ratio of our Preferred Stock will be reduced proportionately based on the Reverse Split ratio of 1-to-250. This means that after the Reverse Split, each share of Preferred Stock will be convertible into 0.004 of one share. As a result, the holders of the 2,000,000 shares of outstanding Preferred Stock will be able to convert their shares of Preferred Stock into an aggregate of 8,000 shares of Common Stock.

The voting rights of our Preferred Stock will not be affected. On any matters presented to the holders of Common Stock for a vote, the Preferred Stockholders will continue to have one hundred (100) votes for each share of Preferred Stock. Following the Reverse Split, the two holders of the 2,000,000 outstanding shares of Preferred Stock will have 200,000,000 votes on any matter that comes before the stockholders; the holders of Common Stock will have approximately 2,989,230 votes in the aggregate. Therefore, the Preferred Stockholders will have 98.5% of the votes and control over the Company. Currently there are only two Preferred Stockholders who are officers and directors of the Company, see Security Ownership of Certain Beneficial Owners on page 9 below.

No Fractional Shares

No fractional shares will be issued. Shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of our Common Stock in lieu of the fractional share. No shareholders will receive cash in lieu of fractional shares.

Authorized Shares

The Reverse Split would affect all issued and outstanding shares of our Common Stock and outstanding rights to acquire our Common Stock. Upon the effectiveness of the Reverse Split, the number of authorized shares of our Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding. As of April 25, 2018, we had 1,000,000,000 shares of authorized Common Stock and 747,306,550 shares of Common Stock issued and outstanding. As of April 25, 2018, we had 2,000,000 shares of Series A Convertible Preferred Stock authorized and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our Common Stock will be diluted.

Except as described above with respect to the Notes, we currently have no plans or agreements to issue shares of our common stock.

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Procedure for Effecting the Reverse Split

We intend to file the Reverse Split Amendment with the Secretary of State of the State of Nevada to amend our existing Certificate of Incorporation as soon as reasonably possible. The exact date of the Reverse Split (the “Effective Date”) will be determined by our Board of Directors. However, the Effective Date will not be set for a date before (i) 20 days after the commencement of our mailing or otherwise providing this Proxy Statement and (ii) receipt of approval of the Reverse Split from FINRA.

Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The Reverse Split Amendment has received the unanimous approval of our Board of Directors. The text of the Reverse Split Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our Common Stock will not be issued at this time. Shareholders who hold shares in certificated form should not do anything with their certificates at this time.

Effect on Registered and Beneficial Shareholders

Upon a Reverse Split, we intend to treat shareholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Potential Anti-Takeover Effect

The Reverse Split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and shareholders.

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No Appraisal Rights

Under Nevada law, shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide shareholders with any such right.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

The Board of Directors recommends a vote “FOR” Proposal One to allow the Board of Directors to effect the Reverse Split at a ratio of 1-for-250. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR Proposal One to allow the Board of Directors to effect the Reverse Split as set forth herein.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of April 25, 2018, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership	Percentage of Common Stock Ownership (2)	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(10)	32,255,000(8)	4.3%	1,000,000	50.0%

Dr. Mitchell S. Felder (4) (5)	31,512,672(9)	4.1%	1,000,000	50.0%

Heidi H. Carl (4)(10)	9,270,000(12)	1.2%	-	-

Jay Rosen (4)	2,670,000(13)	*	-	-

John S. Borza (4)	11,226,000(11)	1.5%	-	-

John Pauly (4) (6)	2,000,000(15)	*	-	-

Dr. Patricio Reyes(4) (7)	1,170,000(14)	*	-	-

All Officers and Directors as a Group (7 Persons)	94,103,672 (8)(9)(11)(12)(13)(14)(15)	11.7%	2,000,000	100.0%

__________

*	Less than 1%
(1)	Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.
(2)	Unless otherwise indicated, based on 747,306,550 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(3)	Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.
(4)	Indicates one of our officers or directors.
(5)	Dr. Felder’s address is P.O. Box 1332, Hermitage, PA 16148.
(6)	Mr. Pauly’s address is 900 Squire Oaks Drive, Villa Hills, KY 41017.
(7)	Dr. Reyes’ address is 10618 North Eleventh Place, Phoenix, AZ 85020.
(8)	Includes 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,600,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, 1,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share, and 8,500,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.

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(9)	Includes 3,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,600,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, 1,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share, and 8,500,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.
(10)	William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.
(11)	Includes 20,000 shares of common stock owned by Mr. Borza’s spouse, 1,050,000 shares of common stock that may be acquired by Mr. Borza at $1.45 per share upon the exercise of warrants, 70,000 shares of common stock that may be acquired at $1.45 per share upon the exercise of warrants if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,200,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, 600,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share, and 7,250,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.
(12)	Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 70,000 shares of common stock that can be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,400,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, 750,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share, and 6,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.
(13)	Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 400,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, 200,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share, and 1,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.
(14)	Includes 700,000 shares or the Company’s common stock that may be acquired upon the exercise of warrants at $0.25 per share, 350,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share, and 4,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.
(15)	Consists of 2,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.005 per share.

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Other than as set forth above, the issuer is not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of the outstanding securities of any class of the issuer.

There are no current arrangements which will result in a change in control.

INTEREST OF CERTAIN PERSONS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

OTHER MATTERS

Expenses

We will bear all costs related to this Proxy Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Proxy Statement to such beneficial owners.

Householding

We will deliver only one copy of this Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of this Proxy Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Proxy Statement by contacting us at: PO Box 25, Jackson Center, PA 16133, Attention: Investor Relations, or by calling (724) 633-7033. Conversely, if multiple shareholders sharing an address receive multiple Proxy Statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Such reports, proxy statements and other information are available on the Commission’s website at www.sec.gov.

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact William Hartman, Chief Executive Officer of the Company, at (724) 633-7033.

By Order of the Board of Directors

/s/ William Hartman
William Hartman
Chief Executive Officer and Director
Jackson Center, Pennsylvania

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Exhibit A

Amendment to the Articles of Incorporation

For Reverse Split

1

Exhibit A

CERTIFICATE OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

PREMIER BIOMEDICAL, INC.

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

The undersigned hereby certifies:

1.	The name of the Corporation is Premier Biomedical, Inc.

2.	The articles have been amended as follows:

The following paragraph is added to the end of Article 8:

“Effective upon the filing of this Certificate of Amendment, the issued and outstanding shares of common stock of the Corporation shall be subject to a 1-for-250 reverse stock split. As a result of the reverse stock split, every two hundred fifty (250) shares of common stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of common stock after the split. The Corporation will not issue to any holder a fractional share of common stock on account of the reverse stock split. Rather, any fractional share of common stock resulting from such change shall be rounded upward to the nearest whole share of common stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of common stock and do not represent separately bargained for consideration. Until surrendered, each certificate that immediately prior to reverse stock split represented shares of common stock shall only represent the number of whole shares of common stock into which the shares of common stock formerly represented by such certificates were combined into as a result of the reverse stock split.”

3.	The votes by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is [•] ([•]%) with respect to the increase in authorized common stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation on [•].

William Hartman
Chief Executive Officer

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PROXY

PREMIER BIOMEDICAL, INC.

P.O. Box 25

Jackson Center, PA 16133

www.premierbiomedical.com

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints WILLIAM HARTMAN (unless otherwise indicated below) as proxy for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated herein (if no direction is made, this Proxy will be voted FOR all Proposals), all of the shares of Premier Biomedical, Inc. (the “Company”) standing in the name of the undersigned, at the Special Meeting of Shareholders of the Company to be held on May 29, 2018 at 1:00 PM Mountain Time, at Clyde Snow & Sessions, P.C., 201 S. Main Street, Suite 1300, Salt Lake City, UT 84111, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark your votes as indicated in this proxy

	FOR	AGAINST	ABSTAIN

ITEM 1 – TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF 1-FOR-250.	[ ]	[ ]	[ ]

Signature(s)		Date _____________

(Print Name)

Please mark, sign and date your proxy card and return it by mail to Premier Biomedical, Inc., c/o Clyde, Snow & Sessions, P.C., 201 S. Main Street, Suite 1300, Salt Lake City, UT 84111-2216 or by fax to (801) 521-6280.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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